Exhibit 99.1

FOR IMMEDIATE RELEASE

athenahealth Initiates Process to Explore Strategic Alternatives, Including Search for New Chief Executive Officer

Jonathan Bush Steps Down as President, CEO and Director of athenahealth; Jeff Immelt Appointed Executive Chairman; CFO Marc Levine to Assume Additional Operational Responsibilities; Board Member Dr. Amy Abernethy to Advise Executive Leadership Team on Data Strategy

Fiscal Year 2018 Outlook Affirmed

WATERTOWN, MA – June 6, 2018 – athenahealth, Inc. (NASDAQ: ATHN), a leading provider of network-enabled services for hospital and ambulatory customers nationwide, today announced that its Board of Directors has initiated a process to explore strategic alternatives. As part of this process, the Board will consider a sale, merger or other transaction involving the Company as well as continuing as an independent company. In addition, the Company announced that Jonathan Bush has stepped down as President, Chief Executive Officer and as a member of the athenahealth Board, effective immediately. Accordingly, in parallel to having discussions with third parties regarding a potential business combination, the athenahealth Board has initiated a search process to identify qualified CEO candidates. The Board’s strategic exploration process is designed to maximize shareholder value and better position athenahealth to capitalize on its premier healthcare technology platform.

To support the Company’s operations and ensure a smooth transition as the Board conducts its strategic review, Jeff Immelt, Chairman of athenahealth, has been appointed Executive Chairman, Marc Levine, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, will assume greater day-to-day operational responsibilities and oversight, and current Board member Amy Abernethy, M.D., Ph.D., will be advising the Executive Leadership Team on data strategy within her role as a director.

Mr. Immelt said, “athenahealth is the most universally connected healthcare network in the country, and we believe there remains significant, unrealized value in the Company. To ensure athenahealth maximizes shareholder value and is best positioned to realize the full potential of its premier healthcare technology platform, the Board has authorized a thorough evaluation of strategic alternatives, including a potential sale or merger or continuing as an independent company under new leadership. We approach this process with an open mind and a commitment to continuing to strengthen the Company – including its rich data asset, platform strategy, and culture of innovation. We are fully focused on serving the best interests of our shareholders, employees and clients.”

Mr. Immelt continued, “On behalf of the Board, I want to thank Jonathan for guiding athenahealth to this point and for building an incredible team, which is deeply focused on our clients and on driving disruptive, positive change across the healthcare industry. The Board and Jonathan agree that this change in leadership is appropriate as athenahealth turns to its next chapter.”

Mr. Bush said, “I believe that working for something larger than yourself is the greatest thing a human can do. A family, a cause, a company, a country – these things give shape and purpose to an otherwise mechanical and brief human existence. athenahealth is a near once in a life time example of such a thing. With that lens on, it’s easy for me to see that the very things that made me useful to the Company and cause in these past twenty-one years, are now exactly the things that are in the way. I cannot imagine a single organization more loaded with potential to transform healthcare.”

Lazard and Centerview Partners are acting as the Company’s financial advisors, and Weil, Gotshal & Manges LLP is legal counsel to the Company. A leading executive search firm has been retained to assist with the CEO search process.

There can be no assurance that the review being undertaken will result in a merger, sale or other business combination involving the Company. athenahealth does not intend to make further announcements regarding the review unless and until the Board has approved a specific transaction or other course of action requiring disclosure.

Fiscal Year 2018 Outlook Affirmed
athenahealth is reaffirming its fiscal year 2018 financial guidance which was communicated on February 15, 2018 at its 2018 Investor Summit. Fiscal year 2018 guidance is prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Fiscal year 2018 financial guidance is summarized in the following table:

Previous Revenue Standard
For the Fiscal Year Ending December 31, 2018
Forward-Looking Guidance

Financial Measures
GAAP Total Revenue	$1,310 million - $1,380 million
GAAP Operating Income	$108 million - $152 million
GAAP Operating Margin	8% - 11%
Non-GAAP Operating Income	$210 million - $235 million
Non-GAAP Operating Margin	16% - 17%

About Jeff Immelt
Mr. Immelt was appointed Chairman of athenahealth, effective February 7, 2018. Mr. Immelt is recognized for advancing digitization across industries, particularly healthcare enterprises and the healthcare industry at large.

Mr. Immelt was Chairman and CEO of GE from 2001 to 2017. During that time he focused on growth and creating new disruptive technologies. GE became a more global, technology leader with record market share in essential industries. He was also one of the first CEOs to recognize great industrial companies must be digital leaders.

Mr. Immelt is one of the most respected leaders in healthcare. He helped grow GE's Healthcare business from a $3 billion enterprise to a $20 billion respected innovator with unique assets and capabilities. GE Healthcare diversified its portfolio from imaging to life science and digital services, building leadership positions by delivering valuable solutions to providers and patients. Mr. Immelt also brings a deep understanding of system economics and patient outcomes given GE’s position as a larger payer of healthcare benefits.

Mr. Immelt earned a B.A. degree in applied mathematics from Dartmouth College in 1978 and an M.B.A. from Harvard University in 1982.

About Amy Abernethy, M.D., Ph.D.
Amy Abernethy, M.D., Ph.D. has served as a member of the athenahealth Board of Directors since October 2013.

Since July 2014, Dr. Abernethy has served as chief medical officer, chief scientific officer and senior vice president of oncology at Flatiron Health, Inc., a healthcare technology company that is a member of the Roche Group. Before joining Flatiron, she was a professor of medicine in the Duke University School of Medicine from November 2008 to July 2015 and ran the Center for Learning Health Care in the Duke Clinical Research Institute from March 2012 to July 2015. She was also director of the Duke Cancer Care Research Program in the Duke Cancer Institute between 2008 and 2015. She also holds the title of adjunct professor of medicine in the Duke University School of Medicine, and previously held a number of progressive faculty and clinical roles at Duke University and Flinders University of South Australia.

Dr. Abernethy received her B.A. in biochemistry from the University of Pennsylvania and her M.D. from the Duke University School of Medicine. She also received a Ph.D. from Flinders University of South Australia.

About Marc A. Levine
With nearly 30 years of financial and operational expertise, Mr. Levine joined athenahealth in December 2017 and has served as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since January 2018.

Prior to athenahealth, Mr. Levine most recently served as the executive vice president and CFO of JDA Software Group, Inc., a privately-held supply chain provider of software and SaaS solutions, where he led the company’s finance and accounting, legal, workplace, purchasing and information technology activities. Prior to JDA, Mr. Levine held several senior financial leadership roles over his 25-year career at Hewlett Packard Company, including senior vice president and corporate controller, senior vice president of finance and chief operating officer for HP’s Enterprise Services Business segment, and general manager of Southeast Asia for HP’s medical products business.

Mr. Levine received his B.S. from Emory University and his M.B.A. from the University of Connecticut School of Management.

About athenahealth, Inc.
athenahealth partners with hospital and ambulatory customers to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 114,000 providers and 110 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.

Use of Non-GAAP Financial Measures
In this press release, we use non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included at the end of this press release. Our press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations to advance value creation across the athenahealth business and to become healthcare’s first platform company; statements regarding management’s expectations for future financial and operational performance, expected growth, positioning in the market, and business outlook; statements regarding management’s focus on the execution of our strategic plan and expected outcomes, including anticipated cost savings, increased efficiencies, streamlined workflow, margin improvements, and improvements in employee engagement; statements regarding recently announced changes to the Company’s leadership and governance structure and expected outcomes. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our ability to identify, evaluate and complete any strategic alternative; the impact of the Company’s review of strategic alternatives, as well as any strategic alternative that may ultimately be pursued, on the Company’s business, financial and operating results, employees, suppliers and customers; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to manage changes in our management team and changes resulting from our workforce reduction and office closures; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to successfully recruit qualified new executive and board talent and to manage our management transition; our ability to maintain consistently high growth rates due to lengthening customer sales cycles and lower utilization; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our customers and maintain customer revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited, in millions)

Please note that the figures presented below may not sum exactly due to rounding.

Non-GAAP Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Operating Income” and “Non-GAAP Operating Margin” guidance for fiscal year 2018, which represents Non-GAAP Operating Income as a percentage of total revenue. Fiscal year 2018 guidance is prior to the impact of the new revenue recognition standard to allow for comparability against historical results. We will present our Condensed Consolidated Statements of Net Income for our fiscal year 2018 results including the impact of the new revenue recognition standard and will provide a separate reconciliation to results prior to the impacts resulting from the new revenue recognition standard. Finally, the Non-GAAP adjusting line items should not be relied upon individually, as we are not guiding on individual line items, but upon the total operating income metrics, as included within our guidance table below.

(unaudited, in millions)	Previous Revenue Standard
	LOW	HIGH
	Fiscal Year Ending December 31, 2018
Total revenue	$1,310	$1,380
GAAP operating income	$108	$152
GAAP operating margin	8.2%	11.0%
Add: Stock-based compensation expense	61	50
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	20	19
Add: Integration and transaction costs	13	10
Add: Exit costs, including restructuring	6	2
Non-GAAP Operating Income	$210	$235
Non-GAAP Operating Margin	16.0%	17.0%

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines “Non-GAAP Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Gross Margin” as Non-GAAP Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.

Management defines “Non-GAAP Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense; stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; and exit costs, including restructuring costs; and “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of total revenue. Management defines “Non-GAAP Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Net Income per Share - Diluted” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth below with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represent costs incurred as a result of strategic realignments including those related to workforce reductions, termination of certain lease or other agreements, and non-cash charges related to the write down of certain assets. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents unrecognized or recognized gains or losses on the fair value, sales, or conversions of our investments, such as marketable securities and More Disruption Please Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported. Upon the adoption of the new financial instruments accounting standard effective for 2018, we present gains or losses on investments in Other (income) expense on our Condensed Consolidated Statement of Income which is not included in Operating Income but is included in the subtotal Income before income tax provision.

•
Non-GAAP tax rate — our statutory tax rates of 25% for fiscal year 2018 and 40% for fiscal year 2017 are applied to normalize the tax impact to our Non-GAAP Net Income per Diluted Share based on the fact that historically a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Contacts:
Investors
Dana Quattrochi
investorrelations@athenahealth.com
617-402-1329

Media
Victoria Gavaza
media@athenahealth.com
781-249-3738

Barrett Golden / Nick Lamplough / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449